Exhibit 99.1

                 GLOBAL PAYMENTS REPORTS FIRST QUARTER EARNINGS

    ATLANTA, Sept. 29 /PRNewswire-FirstCall/ -- Global Payments Inc. (NYSE: GPN) today announced results for its first quarter ended August 31, 2006. For the first quarter, revenue grew 16 percent to $260.3 million compared to $224.5 million in the prior year. Excluding the impact of current period stock option expense and prior year restructuring charges, net income grew 41 percent to $44.2 million compared to $31.3 million in the prior year quarter, and diluted earnings per share grew 38 percent to $0.54 compared to $0.39 in the prior year quarter.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20010221/ATW031LOGO)

    In accordance with GAAP, prior period net income and diluted earnings per share include certain restructuring charges (see attached reconciliation schedule) relating to an operating center consolidation, which was announced in July 2005. These charges consisted of employee termination benefits. Additionally, the current fiscal quarter includes the recognition of stock option expenses as a result of the company's June 1, 2006 adoption of Statement of Financial Accounting Standards No. 123(R) using the modified prospective method. First quarter fiscal 2007 GAAP net income and diluted earnings per share were $41.5 million and $0.51, respectively, compared to $30.7 million and $0.38, respectively, in the prior year quarter.

    Comments and Outlook

    Chairman, President and CEO, Paul R. Garcia, stated, "We are very pleased with our first quarter fiscal 2007 financial results, which were driven primarily by strong revenue and operating margin growth in our merchant services segment. Our domestic ISO channel remains one of the fastest growing areas of the company, with outstanding expansion in the quarter. We are also delighted with the progress made in our new HSBC joint venture and continue to move forward with our sales strategy to take advantage of the strong growth opportunities present in the Asia-Pacific region. We also remain very pleased with our money transfer segment, which achieved solid revenue growth of 18% during the quarter. Based on our overall strong results, we are raising the low end of our annual fiscal 2007 revenue guidance to $1,057 million, and reaffirming the high end of this guidance of $1,084 million. This revenue guidance reflects an expected 16 percent to 19 percent growth versus $908 million in fiscal 2006. In addition, we are raising our annual fiscal 2007 diluted earnings per share guidance to a range of $1.79 to $1.85, excluding the impact of stock option expenses as a result of our adoption of FAS 123R, for an expected growth of 16 percent to 20 percent versus $1.54 in fiscal 2006." (1) Including the impact of these stock option expenses, our annual fiscal 2007 diluted earnings per share guidance is $1.69 to $1.75.

    Conference Call

    Global Payments will hold a conference call today, September 29, 2006 at 10:30 a.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-888-791-2132 (U.S.) or 1-517-623-4000 (internationally) and using a pass code of "GPN" for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through October 13, 2006.

    Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

    (1) Fiscal 2006 diluted earnings per share was $1.53 on a GAAP basis, which includes restructuring charges equivalent to $0.01 in diluted earnings per share.

    This announcement and comments made by Global Payments' management during the conference call may contain forward-looking statements pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the company's SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

     Contact: Jane M. Elliott
     770-829-8234 Voice
     770-829-8267 Fax
     investor.relations@globalpay.com

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

                                              Three Months Ended August 31,
                                              -----------------------------
                                                  2006             2005
                                              -------------   -------------
Revenues                                      $     260,308   $     224,456

Operating expenses:
     Cost of service                                 98,190          93,183
     Sales, general and administrative               98,591          79,876
     Restructuring                                        -             873
                                                    196,781         173,932

Operating income                                     63,527          50,524

Other income (expense):
     Interest and other income                        3,596             914
     Interest and other expense                      (2,162)         (1,520)
                                                      1,434            (606)

Income before income taxes and minority
 interest                                            64,961          49,918
Provision for income taxes                          (20,909)        (17,022)
Minority interest, net of tax                        (2,543)         (2,158)
          Net income                          $      41,509   $      30,738

Earnings per share:
          Basic                               $        0.52   $        0.39(1)
          Diluted                             $        0.51   $        0.38(1)

Weighted average shares outstanding:
          Basic                                      79,734          78,024(1)
          Diluted                                    81,576          81,014(1)

(1) All share and per share amounts reflect the retroactive effect of the company's two-for-one stock split, which was completed through a stock dividend that was distributed on October 28, 2005.

CONSOLIDATED CONDENSED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

                                               August 31,     May 31,
                                                 2006          2006
                                              -----------   -----------
                                              (Unaudited)
Assets
Cash and cash equivalents                     $   168,578   $   218,475
Accounts receivable, net                           76,157        67,476
Claims receivable, net                              1,592           903
Settlement processing assets                       37,979        39,671
Other current assets                               28,524        21,881
        Current assets                            312,830       348,406

Property and equipment, net                       109,396       107,977
Goodwill                                          434,198       387,280
Other intangible assets, net                      182,234       167,182
Other assets                                       12,362         7,833
                Total assets                  $ 1,051,020   $ 1,018,678

Liabilities and Shareholders' Equity
Lines of credit                               $        49   $         -
Settlement processing obligations                  29,406        37,942
Payable to money transfer beneficiaries             5,828         6,361
Accounts payable and other accrued
 liabilities                                       96,649       104,606
Obligations under capital leases-
 current portion                                      397           746
        Current liabilities                       132,329       149,655

Other long-term liabilities                        82,481        85,804
        Total liabilities                         214,810       235,459

Minority interest in equity of subsidiaries        15,320        12,996
Shareholders' equity                              820,890       770,223
                Total liabilities and
                 shareholders' equity         $ 1,051,020   $ 1,018,678

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

                                                 Three Months Ended August 31,
                                                 -----------------------------
                                                     2006             2005
                                                 ------------     ------------
Cash flows from operating activities:
   Net income                                    $     41,509     $     30,738
   Non-cash items
      Depreciation and amortization                     9,805           10,396
      Minority interest in earnings                     2,651            2,158
      Other, net                                        9,554            8,368
   Changes in working capital, which
    (used) provided cash
      Settlement processing                            (7,572)          14,597
      Other, net                                      (33,587)         (12,198)
         Net cash provided by
          operating activities                         22,360           54,059

Cash flows from investing activities:
   Capital expenditures                                (6,929)          (5,206)
   Business acquisitions, net of cash acquired        (67,195)            (480)
         Net cash used in investing activities        (74,124)          (5,686)

Cash flows from financing activities:
   Net borrowings (payments) on line of credit             49          (57,673)
   Principal payments under capital
    leases and other notes                               (349)          (1,012)
   Net stock issued to employees
    under stock plans and dividends                     5,585           (1,016)
   Distributions to minority interests                 (2,530)          (2,818)
         Net cash provided by (used
          in) financing activities                      2,755          (62,519)

Effect of exchange rate changes on cash                  (888)             621

Decrease in cash and cash equivalents                 (49,897)         (13,525)
Cash and cash equivalents, beginning of period        218,475           48,979
Cash and cash equivalents, end of period         $    168,578     $     35,454

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring and Stock Option Expenses from Normalized Results

(In thousands, except per share data)

                                                           Three Months Ended August 31,
                             --------------------------------------------------------------------------------------
                                                2006                                        2005
                             -----------------------------------------    -----------------------------------------
                                               Stock                                      Restruct-
                              Normalized     Options(1)       GAAP         Normalized      uring(2)        GAAP
                             -----------    -----------    -----------    -----------    -----------    -----------
Revenue                      $   260,308    $         -    $   260,308    $   224,456    $         -    $   224,456

Operating expenses:
   Cost of service                98,190              -         98,190         93,183              -         93,183
   Sales, general and
    administrative                94,588          4,003         98,591         79,876              -         79,876
   Restructuring                       -              -              -              -            873            873
                                 192,778          4,003        196,781        173,059            873        173,932
Operating income                  67,530         (4,003)        63,527         51,397           (873)        50,524

Other income/(expense)
   Interest and other
    income                         3,596              -          3,596            914              -            914
   Interest and other
    expense                       (2,162)             -         (2,162)        (1,520)             -         (1,520)
                                   1,434              -          1,434           (606)             -           (606)
Income before income taxes        68,964         (4,003)        64,961         50,791           (873)        49,918
Provision for income taxes       (22,198)         1,289        (20,909)       (17,320)           298        (17,022)

Minority interest,
 net of tax                       (2,543)             -         (2,543)        (2,158)             -         (2,158)
      Net income             $    44,223    $    (2,714)   $    41,509    $    31,313    $      (575)   $    30,738

 Basic shares                     79,734              -         79,734         78,024              -         78,024
 Basic earnings per share    $      0.55    $     (0.03)   $      0.52    $      0.40    $     (0.01)   $      0.39

 Diluted shares                   81,576              -         81,576         81,014              -         81,014
 Diluted earnings per share  $      0.54    $     (0.03)   $      0.51    $      0.39    $     (0.01)   $      0.38

(1) Relates to the company's adoption of SFAS 123(R) on June 1, 2006, which requires the recognition of compensation expense resulting from employee stock options. Also reflects the related income tax benefit using the company's effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

(2) Restructuring amount consists of employee termination benefits relating to an operating center consolidation. Also reflects the related income tax benefit using the company's effective tax rate, as described above.

SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

                                          Three Months Ended August 31,
                                         ------------------------------
                                             2006             2005
                                         -------------    -------------
Revenues
Domestic direct                          $     135,442    $     115,265
Canada                                          60,918           54,278
Central and Eastern Europe                      13,275           12,727
Asia-Pacific                                     5,486                -
Domestic indirect and other(1)                  12,195           14,168
  Merchant services(1)                         227,316          196,438

Domestic                                        29,302           25,701
Europe                                           3,690            2,317
  Money transfer(1)                             32,992           28,018
    Total revenues                       $     260,308    $     224,456

Operating income
Merchant services                        $      72,961    $      56,248
Money transfer                                   4,679            4,579
Corporate(2)                                   (14,113)          (9,430)
Restructuring                                        -             (873)
  Operating income                       $      63,527    $      50,524

(1) Prior to fiscal 2006, the company's legacy funds transfer revenue was historically reported in "Money transfer". Beginning in the fourth quarter of fiscal 2006, such revenues were reclassified to "Merchant services" under the "Domestic indirect and other" category. All prior period amounts were reclassified for this change. With this change, the company's "Money transfer" segment only includes its consumer money transfer service offerings.

(2) Fiscal 2007 includes compensation expense resulting from employee stock options as a result of our adoption of FAS 123R. Fiscal 2006 does not include these expenses.

SOURCE  Global Payments Inc.
    -0-                             09/29/2006
    /CONTACT: Jane M. Elliott of Global Payments Inc., +1-770-829-8234, Fax, +1-770-829-8267, or investor.relations@globalpay.com/
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